Exhibit 10.1

FIFTH Amendment to Lease

This Fifth Amendment to Lease (this “Amendment”) is made as of August 11, 2017, by and between ARE-East River Science Park, LLC, a Delaware limited liability company (“Landlord”), and Kadmon Corporation, LLC (f/k/a Kadmon Pharmaceuticals, LLC), a Delaware limited liability company (“Tenant”).

recitals:

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of October 28, 2010 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of July 1, 2011 (the “First Amendment”), as further amended by that certain Second Amendment to Lease dated as of November 16, 2011 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease dated as of January 4, 2013 (the “Third Amendment”), and as further amended by that certain Fourth Amendment to Lease dated as of July 25, 2013 (the “Fourth Amendment”).  The Original Lease, the First Amendment, the Second Amendment,  the Third Amendment and the Fourth Amendment shall sometimes collectively be referred to herein as the “Lease”.

B. Pursuant to the Lease, Landlord leased to Tenant certain premises consisting of approximately 48,892 rentable square feet  (the “Premises”) of the building located at 450 East 29th Street, New York, New York, 10016, also known as 504 First Avenue, New York, New York, 10016 as more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

C. Pursuant to the Original Lease, Landlord leased to Tenant the entire fifth floor of the Science Hotel (other than the Shared Lab Area situated on the fifth floor of the Building, which Tenant is entitled to use pursuant to the license granted in the Lease), which contains 26,957 rentable square feet (the “Existing Fifth Floor Premises”).

D. Tenant desires to surrender a portion of the Existing Fifth Floor Premises consisting of approximately 4,586 rentable square feet in Suite 504 (“Suite 504”), 3,244 rentable square feet in Suite 505 (“Suite 505”), and 5,645 rentable square feet in Suite 506 (“Suite 506”; together with Suite 504 and Suite 505, collectively, the “Surrender Premises”).

E. Landlord and Tenant desire to amend the Lease to, among other things, provide for the anticipated surrender of the Surrender Premises on or before the Surrender Date (as defined below) and clarify the obligations of Tenant with respect to Commercial Rent Occupancy Tax.

agreement:

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Surrender Date. As used in this Amendment, “Surrender Date” shall mean the date that is three days from the date hereof.

2. Premises.  As of the Surrender Date, the Premises demised under the Lease shall be amended to remove the Surrender Premises, and Exhibit A to the Lease (as amended by the Fourth Amendment) shall be deleted in its entirety and replaced with Exhibit A attached hereto and incorporated herein by this reference.

3. Base Rent.  Tenant shall continue to pay Base Rent for the entire Premises (including the Surrender Premises) as provided for in the Lease through the Surrender Date.  From and after the Surrender Date, Tenant shall (i) no longer be required to pay Base Rent with respect to the Surrender Premises and (ii) continue paying Base Rent in the amount of $3,186,671.85, subject to the adjustments set forth in Section 4 of the Lease, representing continued payment per rentable square foot of the Premises (excluding the Surrender Premises) of the amounts set forth on Exhibit B attached hereto, subject to the adjustments set forth in Section 4 of the Lease, as required under the Lease.

4. Surrender Premises Payment.  On or before the Surrender Date, Tenant shall pay to Landlord, as consideration for Landlord entering into this Amendment, the sum of $1,131,375.00 (the “Surrender Premises Payment”).  The Surrender Premises Payment shall be paid to Landlord by wire transfer of immediately available funds to the account set forth in the Lease.    If Tenant fails to make the Surrender Premises Payment in accordance with the terms of this Amendment,  Tenant shall be in Default under the Lease, and Landlord shall have, without limitation, all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge).  For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.  In addition, Landlord shall have the right, in its sole and absolute discretion, to terminate this Amendment and that certain Sixth Amendment to Lease to be entered into concurrently with the execution of this Amendment.

5. Definitions. As of the Surrender Date, the following definitions contained in the Basic Lease Provisions of the Lease shall be amended and restated in their entirety as follows:

(a) “Premises: That portion of the Project, as shown on Exhibit A, known as (i) the entire 16th floor of the Building (the “Original Shell Space”), which the parties agree contains 9,767 rentable square feet, (ii) Suite 501, which the parties agree contains 4,603 rentable square feet, Suite 502, which the parties agree contains 3,897 rentable square feet, Suite 503, which the parties agree contains 4,982 rentable square feet, and Suite 510, which the parties agree contains 354 rentable square feet (the “Remaining Hotel Space”), and (iii) the entire fifteenth floor, which the parties agree contains 12,168 rentable square feet (the “Fifteenth Floor Premises”, together with the Original Shell Space, the “Shell Space”).”

For purposes of clarification, as of the Surrender Date, references to the “Hotel Space” and the “Original Hotel Space” in the Lease shall mean the “Remaining Hotel Space” as the context so requires.

(b) “Base Rent (Hotel Space): $109,846.31 per month and $1,318,155.72 per annum, subject to adjustments in accordance with Section 4 below.”
(c) “Tenant’s Share:11.58%”
(d) “Tenant’s Share (SLA): 51.33%”

6. Surrender of the Surrender Premises.  On or before the Surrender Date, Tenant shall vacate the Surrender Premises and deliver exclusive possession thereof to Landlord in the condition required by the terms of the Lease, including, but not limited to, Section 28 of the Lease.    Tenant shall further remove, at Tenant’s sole cost and expense, (i) all Tenant’s Property, office equipment, furnishings, fixtures, goods, machinery, appliances and other personal property (including, without limitation, all computer equipment, storage containers,  sports memorabilia, décor, reception desks and personal items) from the Common Areas and the Shared Lab Areas designated on Exhibit C attached hereto, (ii) sufficient equipment and personal property (including, without limitation, freezers) from the Shared Equipment Room designated on Exhibit C attached hereto such that at least 50% of the useable interior floor area of the Shared Equipment Room shall be vacant, as reasonably determined by Landlord, (iii) Tenant owned network equipment from Room 564 leaving all Landlord and base building IT components in place, (iv) sufficient IT equipment from the shared server racks within Room 524 such that at least 50% of the server rack(s) shall be vacant, and (v) removal of all storage of furniture, fixtures and equipment from Room 524 that is not contained within the server racks and all IT equipment from the west portion of the fifth floor, and in each case, Tenant shall restore any damage to the Building caused in the course of such removal.

7. Amendments to Lease. Section 9 of the Existing Lease is hereby deleted and replaced with the following:

(a) Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project, or (vi) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Project, including without limitation any Business Improvement District (“BID”) tax increment financing (“TIF”) or Commercial Rent Occupancy Tax (“CROT”) (other than CROT payable by Tenant with respect to any rent due hereunder pursuant to Section 9(b) below) taxes and assessments payable by Landlord and any and all other governmental and quasi-governmental assessments without taking into account any discount that Landlord may receive by virtue of any early payment of Taxes. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall include all PILOT and other impositions and costs for which Landlord is responsible under any Superior Lease (as defined in Section 27) including without limitation under Articles 3 and 4 of the Ground Lease or under the IDA Lease Documents (as defined in Section 27). Taxes shall not take into account any exemption which Landlord is entitled to under any governmental incentive program for investment and/or employment creation where Landlord is the induced party including without limitation the Industrial and Commercial Incentive Program (“ICIP”) or under the IDA Lease Documents or Ground Lease or any other governmental incentive program. Taxes shall not include any net income taxes, franchise, capital stock, gift, estate or inheritance taxes imposed on Landlord or the owner of any interest in the Project or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein, except to the extent the same, however denominated, are imposed in substitution for any Taxes payable hereunder as a result of any change in the manner of taxation of the ownership or operation of real estate in which case the same shall be deemed to be included within the definition of the term “Taxes.” If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand. With respect to any tax year, all reasonable and customary expenses, including attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such tax year. Special assessments, if any, shall be deemed paid in the maximum number of installments allowed by the Governmental Authority having jurisdiction there over, notwithstanding that Landlord may elect to pay the same on a different schedule. If at any time the methods of taxation prevailing as of the date hereof shall be altered so that in lieu of or as an express substitute for the whole or any part of the Taxes, assessments, rents, rates, charges, levies or impositions now assessed, levied or imposed upon all or any part of the Project or any part thereof, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom, whether or not wholly or partially as a capital levy or otherwise, or (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Project, or (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee with respect to the Project, or any part thereof, however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.

(e) Tenant hereby covenants and agrees to (i) pay any and all CROT taxes and assessments payable by Landlord or Tenant with respect to any rent due hereunder, (ii) pay any and all New York City and New York state transfer taxes, sales taxes and any and all other taxes payable by or on behalf of Tenant, as the same shall become due or payable, and (iii) file all tax returns required to be filed in connection with the foregoing, in each case, subject to any right to dispute if pursued in accordance with the regulations of the Governmental Authority having jurisdiction over each such tax.

8. Parking.  For the avoidance of doubt, as of the Surrender Date, the Surrender Premises shall not be included for purposes of calculating Tenant’s pro rata share of parking under Section 10(a) of the Lease.

9. Miscellaneous.

(a) This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(f) This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(g) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

(h) Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, agent or other person in connection with Tenant’s surrender of the Surrender Premises or this Amendment and that no broker, agent or other person brought about Tenant’s surrender of the Surrender Premises, this Amendment or any part of the subject matter contained herein.  Tenant hereby agrees to indemnify and defend Landlord and hold Landlord harmless from and against any claims by any broker, agent or other person concerning entitlement to a commission or other form of reimbursement, compensation or recovery of damages by virtue of having been engaged by, or having dealt with, or having acted for, Tenant in connection with the Lease, Tenant’s surrender of the Surrender Premises or this Amendment, or any part of the subject matter contained herein.    Landlord will promptly notify Tenant of any claim, action or proceeding for which indemnification will be sought pursuant to this Amendment, and Tenant will have the right at its own expense to assume the defense thereof; provided, however, that Landlord shall have the right to participate at its own expense with respect to any such claim, action or proceeding.  In connection with any such defense, Landlord and Tenant agree to cooperate with each other at no out-of-pocket expense to Landlord.

(i) Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment.  In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail.  Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

Tenant:

Kadmon CORPORATION, LLC, a Delaware limited liability company

By:  /s/ Harlan W. Waksal____________________
Its:  President and Chief Executive Officer

Landlord:

ARE-East RiveR Science Park, LLC, a Delaware limited liability company

By:Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

By:ARE-QRS Corp., a Maryland corporation, general partner

By: /s/ Gary Dean_______________
Its:  Senior Vice President

RE Legal Affairs

Exhibit A

See attached.

Exhibit B

Base Rent per rentable square foot in effect as of June 1, 2017 is as follows:

Base Rent (Shell Space):$76.83

Base Rent (Hotel Space):$95.27

Base Rent (Fifteenth Floor Premise):$91.89

Exhibit C

See attached.